                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT



AirTouch Communications, Inc.
One California Street, 21st Floor
San Francisco, California  94111

Ladies and Gentlemen:

         Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc, as representatives (the "Representatives") of the underwriters named in Schedule I hereto (the "Underwriters"), understand that AirTouch Communications, Inc., a Delaware corporation ("AirTouch"), proposes to issue and sell to them $650,000,000 aggregate principal amount of its 7 1/8% Notes Due 2001 (the "7 1/8% Notes") and its 7 1/2% Notes Due 2006 (the "7 1/2% Notes," and, together with the 7 1/8% Notes, the "Notes").

         Subject to the terms and conditions, and in reliance upon the representations and warranties, set forth or incorporated by reference herein, AirTouch agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from AirTouch, at a purchase price of 99.251% of the principal amount of the 7 1/8% Notes and 98.775% of the principal amount of the 7 1/2% Notes, plus, in each case, accrued interest thereon, if any, from July 15, 1996 to the Closing Date (as defined herein), the principal amount of 7 1/8% Notes and 7 1/2% Notes set forth opposite such Underwriter's name in Schedule I hereto.

         Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on July 16, 1996, or such later date (not later than July 23, 1996) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and AirTouch or as provided in Section 10 of the Standard Provisions (as defined below) incorporated by reference herein (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price therefore to or upon the order of AirTouch by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds or by such other manner of payment as may be agreed upon by AirTouch and the Representatives. Delivery and release of the Notes shall be to The Depository Trust Company and payment for such Notes shall be made at the office of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006.

         AirTouch agrees to have the Notes available for inspection and checking by the Representatives not later than 1:00 P.M. on the business day prior to the Closing Date.

         The Notes shall have the terms set forth in the Indenture to be dated as of July 16, 1996, as amended, by the First Supplemental Indenture to be dated as of July 16, 1996, and the Second Supplemental Indenture to be dated as of July 16, 1996, each being between AirTouch and The First National Bank of Chicago, as Trustee, the Prospectus dated July 2, 1996, and the Prospectus Supplement dated July 11, 1996.

         The Notes will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 10 basis points in the case of the 7 1/8% Notes, and at the Treasury Yield plus 15 basis points, in the case of the 7 1/2% Notes; plus, for each of (i) and (ii) above, accrued interest on the Notes to the date of redemption.

         Except as otherwise provided herein, the provisions contained in the document entitled "AirTouch Communications, Inc. Debt Securities Underwriting Agreement Standard Provisions" (the "Standard Provisions"), a copy of which is attached hereto, are incorporated herein except for Section 8 and Section 12 which are replaced in their entirety by the Sections 8 and 12 below.

         8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters or the Representatives, as the case may be, by written notice given to AirTouch prior to delivery of and payment for the Notes, if prior to such time (i) trading in AirTouch's Common Stock or securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such Underwriters or such Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus and Prospectus Supplement, or (iv) there shall have occurred such a material adverse change in general economic or financial conditions the effect of which on the financial markets in the United States is such as to make it impracticable to proceed with the public offering or delivery of the Notes on the terms and in the matter contemplated in the Prospectus and the Prospectus Supplement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to them c/o Lehman Brothers, 3 World Financial Center, 200 Vesey Street, New York, New York 10285, attention of the Legal Department; or, if sent to AirTouch, will be mailed, delivered, or telefaxed to it at One California Street, San Francisco, California 94111, attention of the Legal Department.

         Please confirm your agreement by executing a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to the Undersigned.

         This Underwriting Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                       Very truly yours,

                                       Lehman Brothers Inc.
                                       Merrill Lynch, Pierce, Fenner & Smith
                                                Incorporated
                                       J.P. Morgan Securities Inc.
                                       Salomon Brothers Inc

                                       By:  Lehman Brothers, Inc.



                                       By: /s/ Jerome D. Lucas
                                           -------------------------------------
                                           Managing Director

                                       For themselves and the other several
                                       Underwriters named in Schedule I to the
                                       foregoing Agreement.





Accepted:

AIRTOUCH COMMUNICATIONS, INC.



By: /s/ Mohan S. Gyani
    -------------------------------
    Executive Vice President and
   Chief Financial Officer

                                   SCHEDULE I

                                      Principal Amount        Principal Amount
                                       of 7 1/8% Notes         of 7 1/2% Notes
Underwriter                            to be Purchased         to be Purchased
- -----------                            ---------------         ---------------
Lehman Brothers Inc. ..............       $ 62,500,000            $100,000,000

Merrill Lynch, Pierce, Fenner
   & Smith Incorporated ...........         62,500,000             100,000,000

J.P. Morgan Securities Inc. .......         62,500,000             100,000,000

Salomon Brothers Inc .............         62,500,000             100,000,000
                                          ------------            ------------

Total .............................       $250,000,000            $400,000,000

                                    EXHIBIT A

                                [FORM OF OPINION]



                                                                          [Date]



Underwriter(s)

Gentlemen and Mesdames:

         We have acted as counsel to AirTouch Communications, Inc. ("AirTouch") in connection with your purchase from AirTouch of $000,000,000 of its Securities (the "Securities"). Such purchase is made pursuant to the Underwriting Agreement dated _________, 19_ (the "Underwriting Agreement") between AirTouch and you, the Underwriter[s]. This opinion is furnished pursuant to Section 6(b) of the Underwriting Agreement. Terms defined in the Indenture have the same meanings when used in this opinion.

         We have examined executed copies of the Securities, the Underwriting Agreement, the Registration Statement (as hereinafter defined) and the Prospectus (as hereinafter defined). We have also examined such other documents and certificates of public officials and representatives of AirTouch as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers or authorized representatives of AirTouch.

         We have assumed the genuineness of all signatures and documents submitted to us as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and as to documents executed by entities other than AirTouch, that each of such entities has the power to enter into and perform its respective obligations thereunder, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, each of such entities.

         We express no opinion as to the laws of any jurisdiction other than California, New York and the general corporate law of Delaware and the Federal laws of the United States of America, and, with respect to questions of New York law, we have relied, with your permission, solely upon the opinion of [_____________].

         Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that:

         1. Each of AirTouch and each of AirTouch Cellular, a California corporation, AirTouch Cellular of Nevada, a Nevada corporation, and AirTouch International, a California corporation (the "Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the prospectus dated July 2, 1996 and the prospectus supplement dated _____, filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2) of Regulation C under the Securities Act of 1933, as amended (the "Act") (the prospectus and the prospectus supplement, including the documents incorporated by reference therein, are herein collectively referred to as the "Prospectus"). Each of AirTouch and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on AirTouch or its Subsidiaries taken as a whole.

         2. All of the outstanding shares of capital stock of each Subsidiary of AirTouch have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, are owned by AirTouch, directly or through wholly-owned subsidiaries, free and clear of any perfected and, to the best of my knowledge any other, adverse claim.

         3. AirTouch's authorized equity capitalization is as set forth in the prospectus supplement under the heading "Capitalization".

         4. The Underwriting Agreement has been duly authorized, executed and delivered by AirTouch.

         5. The Securities have been duly authorized, executed and delivered by AirTouch and when delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement will constitute valid and binding obligations of AirTouch, enforceable in accordance with their respective terms.

         6. The Indenture has been duly authorized, executed and delivered, has been qualified under the Trust Indenture Act of 1939, as amended, and constitutes a valid and binding obligation of AirTouch, enforceable in accordance with its terms, and when the Securities have been executed and authenticated in accordance with the provisions of the Indenture they will be entitled to the benefits of the Indenture.

         7. The Registration Statement on Form S-3 (File No. 33-62787) filed by AirTouch with the Commission under Rule 415 of the Act on December 13, 1995 (such Registration Statement including the documents incorporated by reference therein being herein collectively referred to as the "Registration Statement") has become effective under the Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and, except as may be otherwise indicated in the Prospectus or required by the blue sky or securities laws of jurisdictions in which the Securities are offered, the offer and sale of the Securities as described in the Prospectus, and the execution, delivery and performance of the terms of the Underwriting Agreement, the Indenture and the Securities by AirTouch will not contravene, result in a breach or violation of, or constitute a default under, any provision of the Restated Certificate of Incorporation, as amended, or By-Laws of AirTouch, or to the best of our knowledge any applicable law or regulation, any judgment, order or decree known to us to be applicable to AirTouch or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over AirTouch or any of its Subsidiaries, or any material agreement or instrument binding upon AirTouch.

         8. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any federal or state court is required to be obtained or made by AirTouch for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities, except (A) such as have been obtained and made under the Act or the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder, or the bylaws and rules of the National Association of Securities Dealers, Inc. and (B) such as may be required under state or foreign securities laws.

         9. To the best of our knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving AirTouch or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus; provided that for this purpose we have not regarded any legal or governmental proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the management of AirTouch a present intention to initiate such proceedings.

         10. The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; each document filed by AirTouch under the Exchange Act and incorporated by reference in the Prospectus complied as to form in all material respects when so filed with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

         11. The statements in the prospectus supplement under the heading "Description of the Notes" and in the prospectus dated July 2, 1996, under the heading "Description of the Debt Securities" with respect to the terms of the Securities fairly summarize the terms of such instruments and to the best of our knowledge there are no other agreements or instruments required to be described or referred to in the Registration Statement which have not been described or referred to, as required.

During the course of the preparation of the Registration Statement, we participated in conferences with officers and other representatives of the Company at which the contents of the Registration Statement, the Prospectus and other related matters were discussed. Although we are not passing upon and have not checked the accuracy or completeness of, or otherwise verified the information furnished in the Registration Statement or Prospectus, we have considered the information required to be furnished therein and have generally reviewed and had discussions with certain officers and employees of AirTouch concerning the information so furnished, whether or not subject to our checking and verification, and on the basis of such consideration, review and discussion, but without independent checking and verification, we have no reason to believe the Registration Statement, or any amendment thereto at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any supplement thereto at the time it was filed pursuant to Rule 424(b) of the Act, or on the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; it being understood that with respect to matters covered by this paragraph, we express no opinion as to the financial statements and related schedules and other financial or statistical data contained in the Registration Statement or the Prospectus.

         The opinions set forth in the foregoing are subject to the following qualifications:

              Our opinions in paragraph 5 and 6 are subject to and limited by: (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally; (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iii) to the extent applicable, the effect of court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens is necessary for the protection of the creditor, or which have held that the creditor's enforcement of such covenants or provisions under the circumstances would have violated the creditor's covenants of good faith and fair dealing implied under California law, and (iv) to the extent applicable, the effect of California statutes and rules of law which cannot be waived prospectively by a borrower.

         Whenever a statement herein is qualified by "known to us", "to our knowledge" or similar phrase, it indicates that in the course of our representation of AirTouch no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction, including the principal partners of this firm who are familiar with matters relating to AirTouch. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of AirTouch in other matters in which such attorneys are not involved.

         This opinion is rendered by us as counsel for AirTouch solely for your benefit in connection with the transaction referred to herein and may not be relied upon by you in connection with any other transaction and may not be relied upon by any other person without our prior written consent.


                                       Very truly yours,

                          AIRTOUCH COMMUNICATIONS, INC.

                                 DEBT SECURITIES

                   UNDERWRITING AGREEMENT STANDARD PROVISIONS

         From time to time, AirTouch Communications, Inc., a Delaware corporation ("AirTouch"), may enter into one or more underwriting agreements that provide for the sale of certain debt securities (the "Securities"), to the purchaser or purchasers named therein (the "Underwriters"). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (the "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed thereto in the Indenture (as hereinafter defined).

         The terms governing of the issuance and sale of any particular series of Securities shall be as provided in the applicable Underwriting Agreement (with respect to each Underwriting Agreement, such series of Securities are herein referred to as the "Designated Securities").

1. Issuance of Designated Securities. Sales of the Designated Securities may be made from time to time to the Underwriters of the Designated Securities. Any firm or firms designated as the representative or representatives, as the case may be, of the Underwriters of the Designated Securities in the Underwriting Agreement relating thereto will act as the representative or representatives (the "Representative"). The obligation of AirTouch to issue and sell any of the Designated Securities and the obligation of any Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. Each Underwriting Agreement shall specify the aggregate principal amount of the Designated Securities, the public offering price of the Designated Securities, the purchase price to the Underwriters of the Designated Securities, the names of the Underwriters of the Designated Securities, the name of the Representative, if any, of such Underwriters, and the principal amount of the Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of the Designated Securities and payment therefor. The Underwriting Agreement shall also specify, to the extent not set forth in the Registration Statement and Prospectus (as hereinafter defined) with respect thereto, the general terms of the Designated Securities. An Underwriting Agreement shall be in writing (which may be in counterparts), and may be evidenced by an exchange of facsimile transmissions. The obligations of the Underwriters under each Underwriting Agreement shall be several and not joint.

2. Representations and Covenants. AirTouch represents to, and covenants with, each Underwriter that:

                  (a) AirTouch meets the requirements for the use of Form S-3 and a registration statement on Form S-3 (Registration No. 33-62787) including a prospectus, relating to the Securities of AirTouch has been filed with the Securities and Exchange Commission (the "Commission") in accordance with applicable regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), and has been declared effective under the Act. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement," and such prospectus as proposed to be supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Designated Securities to be filed pursuant to Rule 424 under the Act is hereinafter referred to as the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date of this Agreement, and incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement. For purposes of this Agreement, "Effective Time" with respect to the Registration Statement means (A) if AirTouch has not advised the Representative that it proposes to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act, or (B) if AirTouch has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" with respect to the Registration Statement means the date of the Effective Time thereof.

                  (b) At the Effective Time, the Registration Statement and the Prospectus conformed, and any amendments thereof and supplements thereto relating to the Designated Securities will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed as to form with the Exchange Act and the rules and regulations of the Commission thereunder; the Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder; and neither the Registration Statement on the Effective Date nor the Prospectus as of the date thereof and on the Closing Date included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, or in the case of the Prospectus, in light of the circumstances in which they were made, not misleading; provided, however, that AirTouch makes no representations as to (i) that part of the Registration Statement which shall constitute a Trustee's Statement of Eligibility and Qualifications (Form T-1) under the Trust Indenture Act and (ii) any statements or omissions made in reliance upon and in conformity with information furnished to AirTouch by or on behalf of any Underwriter for use in connection with the preparation of such documents.

                  (c) Neither AirTouch nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

3. Delivery and Payment. Delivery of and payment for the Designated Securities shall be made at the offices of counsel for the Underwriters, on the date and at the time specified in the Underwriting Agreement (the "Closing Date"), which Closing Date may be postponed by agreement between the Underwriters, or the Representative, as the case may be, and AirTouch. Delivery of the Designated Securities shall be made to the Underwriters or, if appropriate, the Representative for the respective accounts of the Underwriters, in either case, against payment by the Underwriters directly or through the Representative of the purchase price thereof to or upon the order of AirTouch by certified or official bank check or checks payable in same-day funds, unless otherwise agreed in the Underwriting Agreement. Certificates for the Designated Securities shall be registered in such names and in such denominations as the Representative may request in writing not less than one full business day in advance of the Closing Date.

         If so requested by the Underwriters or the Representative, as the case may be, AirTouch agrees to have the Designated Securities available for inspection, checking and packaging in New York, New York, at least one business day prior to the Closing Date.

4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Designated Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

5.       Agreements.  AirTouch agrees with the Underwriters that:

                  (a) AirTouch will cause the Prospectus Supplement to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriters or the Representative, as the case may be, when the Prospectus Supplement has been so filed, and prior to the termination of the offering of the Designated Securities will promptly advise such Underwriters or Representative (i) when any amendment to the Registration Statement has been declared effective or has become effective upon filing pursuant to Rule 462(c) under the Act or any further supplement to the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by AirTouch of any notification with respect to the suspension of the qualification of the Designated Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. AirTouch will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. AirTouch will not file any amendment to the Registration Statement or supplement to the Prospectus relating to the Designated Securities unless it has furnished the Underwriters or the Representative, as the case may be, a copy prior to filing and will not file any such proposed amendment or supplement to which such Underwriters or Representative reasonably objects.

                  (b) If, at any time when a prospectus relating to the Designated Securities is required to be delivered under the Act or any other applicable securities law, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, AirTouch will promptly notify the Underwriters or the Representative, as the case may be, and will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                  (c) AirTouch will make generally available to its security holders and to the Underwriters or the Representative, as the case may be, as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of AirTouch during which the filing of the Prospectus Supplement pursuant to Rule 424 under the Act first occurs (except not later than 90 days if such filing date is in the last fiscal quarter), an earnings statement (which need not be audited) of AirTouch and its consolidated subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) AirTouch will furnish to the Underwriters or the Representative, as the case may be, and counsel for such Underwriters or for such Representative copies of the Registration Statement (including, if requested, the exhibits thereto and the documents incorporated by reference in the Prospectus) and each amendment or supplement thereto relating to the Designated Securities which is thereafter filed pursuant to paragraph (a) or (b) of this Section 5 and to each Underwriter, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act or other applicable securities laws, as many copies of the Prospectus and any amendments thereof and supplements thereto, relating to the Designated Securities, as such Underwriters or such Representative may reasonably request.

                  (e) AirTouch will pay (i) all expenses incurred by it in the performance of its obligations under this Agreement, (ii) reasonable fees charged for rating the Designated Securities and for preparing a Blue Sky and Legal Investment Memorandum with respect to the sale of the Designated Securities and (iii) the expenses of printing or otherwise producing and delivering the Designated Securities, the documents specified in paragraph (d) of this Section 5 and any Blue Sky and Legal Investment Memorandum.

                  (f) AirTouch will use its best efforts to arrange and pay for the qualification of the Designated Securities for sale under the laws of such jurisdictions as the Underwriters or the Representative, as the case may be, may designate and to maintain such qualifications in effect so long as required for the distribution of the Designated Securities; provided, however, that AirTouch shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (g) If the sale of the Designated Securities provided for in an Underwriting Agreement is not consummated by reason of any failure, refusal or inability on the part of AirTouch to perform any agreement on its part to be performed (except for any failure so to perform on the part of AirTouch engendered by a failure, refusal or inability on the part of the Underwriters or any Representative to perform any agreement on their part to be performed) or the failure of any condition set forth in

         Section 6, AirTouch will reimburse the several Underwriters who are named in such Underwriting Agreement for all reasonable out-of-pocket disbursements incurred by the Underwriters in connection with their investigation, marketing and preparing to market the Designated Securities, and upon such reimbursement AirTouch shall have no further liability to the Underwriters except as provided in Section 7.

                  (h) During the period beginning on the date of this Agreement and terminating on the later of (i) the Closing Date or (ii) the date of notice to AirTouch by the Representative or the Underwriters (which shall not exceed forty-five days from the date of this Agreement), AirTouch will not offer, sell, contract to sell or otherwise dispose of, in the United States, any long-term debt securities issued or guaranteed by AirTouch without the prior written consent of such Representative or such Underwriters.

                  (i) If AirTouch commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date hereof, it will provide the Florida Department of Banking and Finance (the "Department") notice of such business or change, as appropriate, in a form acceptable to the Department.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Designated Securities shall be subject to the accuracy of the representations on the part of AirTouch contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of AirTouch made in any certificates pursuant to the provisions hereof, to the performance by AirTouch of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or threatened as of the Closing Date;

                  (b) Pillsbury Madison & Sutro or counsel employed by the Company, as counsel for AirTouch, shall have furnished to the Representative their opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit A;

                  (c) The Underwriters or the Representative, as the case may be, shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to such matters as such Underwriters or Representative may reasonably require;

                  (d) AirTouch shall have furnished to the Underwriters or the Representative, as the case may be, a certificate, dated the Closing Date, of AirTouch, signed by one of: the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, or any Vice President, and one of: the Chief Financial Officer, the Treasurer or any Assistant Treasurer of AirTouch, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                         (1) The representations of AirTouch in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and AirTouch has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                         (2) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, threatened as of such date; and

                         (3) Since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of AirTouch and its consolidated subsidiaries, taken as a whole, nor any material increase in the debt of AirTouch and its consolidated subsidiaries, except as set forth in or contemplated by the Prospectus.

                  (e) The Underwriters or the Representative, as the case may be, shall have received from Price Waterhouse LLP a letter, dated the Closing Date, which letter shall be in form as may be agreed upon among such Underwriters or Representative, AirTouch and Price Waterhouse LLP and shall cover such matters as may be reasonably requested by such Underwriters or Representative.

                  (f) Prior to the Closing Date, AirTouch shall have furnished to the Underwriters or the Representative, as the case may be, such further information, certificates and documents as they may reasonably request.

                  (g) Subsequent to the date hereof, there shall not have occurred (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of AirTouch and its subsidiaries considered as a whole which, in any case referred to in clause (i) or (ii) above, the Underwriters or the Representative, as the case may be, concludes, in its judgment, after consultation with AirTouch, materially impairs the investment quality of the Designated Securities so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Prospectus and there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading in the rating accorded any of AirTouch's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

7.       Indemnification and Contribution.

                  (a) AirTouch agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto relating to the Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as so incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that AirTouch will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to AirTouch by or on behalf of any Underwriter through the Representative or the Underwriters, as the case may be, for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which AirTouch may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless AirTouch, each of its directors, each of its officers who signed the Registration Statement, and each person who controls AirTouch within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from AirTouch to each Underwriter, but only with reference to information furnished in writing to AirTouch by or on behalf of such Underwriter directly or through any Representative for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve the indemnifying party from any liability which it may have under this
         Section 7 except to the extent it has been materially prejudiced by such omission and (ii) will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that, any indemnified party may employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided below. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses which the indemnified party shall have been advised by such counsel may be available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
         Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from AirTouch or the Underwriters on grounds of policy or otherwise, AirTouch and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the "Losses") to which AirTouch or one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and AirTouch is responsible for the balance; provided that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Designated Securities) be responsible for any amount in excess of the underwriting discount applicable to the Designated Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof, and as a result is not entitled to indemnification thereunder, AirTouch and the Underwriters shall contribute, in such proportion as is appropriate to reflect not only the relative proportional benefits referred to above but also the relative fault of AirTouch on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such Losses, as well as any other relevant equitable consideration. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by AirTouch or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. AirTouch and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
         Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. For purposes of this
         Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls AirTouch within the meaning of either the Act or the Exchange Act, each officer of AirTouch who shall have signed the Registration Statement and each director of AirTouch shall have the same rights to contribution as AirTouch, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify in writing such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters or the Representative, as the case may be, written notice given to AirTouch prior to delivery of and payment for the Designated Securities, if prior t such time (i) trading in AirTouch's Common Stock or securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such Underwriters or such Representative, impracticable or inadvisable to proceed with the offering or delivery of the Designated Securities as contemplated by the Prospectus and Prospectus Supplement.

9. Representations and Indemnities to Survive. The respective agreements, representations, indemnities and other statements of AirTouch, or its officers and of the Underwriters and/or any Representative set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, AirTouch or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(e) and 7 hereof shall survive the termination or cancellation of this Agreement.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any Designated Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Designated Securities set forth opposite their names in the appropriate schedule of the Underwriting Agreement bears to the aggregate amount of Designated Securities set forth opposite the names of all the remaining Underwriters) the Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the amount of Designated Securities set forth in the appropriate schedule of the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Designated Securities, and if such nondefaulting Underwriters do not purchase all the Designated Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or AirTouch. In the event of a default by any Underwriter as set forth in this
Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative or Underwriters, as the case may be, shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to AirTouch and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to them, c/o ______________; attention of __________ or, if sent to AirTouch, will be mailed, delivered, or telefaxed to it at One California Street, San Francisco, California 94111, attention of the Legal Department.

13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.